Telestone Technologies Corporation Appoints Mr. Guobin Pan as New President

Press Release Source: Telestone Technologies Corporation On Tuesday June 1, 2010, 8:00 am

BEIJING, June 1 /PRNewswire-Asia-FirstCall/ -- Telestone Technologies Corporation ("Telestone" or the "Company") (Nasdaq:TSTC - News), a leading developer and provider of telecommunications local access network solutions based in China, today announced the appointment of Mr. Guobin Pan as President of Telestone.

Mr. Pan assumed the role of President of Telestone on May 26 and will manage the Company's operations while driving implementation of the strategy to expand Telestone's fast-growing carrier centric business. Mr. Pan has been with Telestone for 10 years and served as vice president of the Company. Prior to joining Telestone, Mr. Pan was the engineer and product manager of Tianjin Photoelectricity 754 Factory. Mr. Pan is a graduate of Xidian University with a degree in Computer Applications.

"We are pleased to appoint Mr. Pan as President of Telestone. Mr. Pan has been a long-term and valuable contributor to our Company and will leverage his skill set and experience for several key areas of our business," began Mr. Daqing Han, Chairman and CEO of Telestone. "Mr. Pan has extensive relationships with Chinese carriers, and helped us develop strategies for our Wireless Fiber-Optics Distribution System, or WFDS. Mr. Pan's efforts on management oversight and marketing effectiveness have made significant contributions to our revenue growth during the past year. We believe he will continue to contribute to our team effort to promote our proprietary WFDS solution, which meets the growing demand of information access networks for the Internet of Things in China and will be a critical driver of future growth at Telestone," Mr. Han concluded.

About Telestone Technologies Corporation

Telestone is a leading innovator in local access network technologies and solutions. Telestone is a global company with 30 sales offices throughout China and a network of international branch offices and sales agents. For more than 10 years, Telestone has been installing radio-frequency based 1G and 2G systems throughout China for China's leading telecommunications companies. After intensive research on the demands of carriers in the 3G age, Telestone developed its third generation technology, WFDS (Wireless Fiber-Optics Distribution System), which provides a scalable, multi-access local access network solution for the disparate cellular protocols of China's three main carriers. Telestone offers services that include project design, project manufacturing, installation, maintenance and after-sales support. Telestone has approximately 1,200 employees.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of Telestone Technologies Corporation and its subsidiary and affiliated companies. Forward looking statements can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties, including all business uncertainties relating to product development, marketing, concentration in a few large customers, raw material costs, market acceptance, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. Except to the extent required by applicable law, Telestone is under no obligation to (and expressly disclaims any such obligation to) update its forward-looking statements whether as a result of new information, future events or otherwise.

    For further information, please contact:

    Company:
      Vincente Liu, VP of Finance
      Tel:   +852-6683-6256
      Email: liujingwen@telestone.com

    Investor Relations:
      John Mattio
      HC International Inc.
      Tel:   +1-203-616-5144
      Email: john.mattio@hcinternational.net